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            EXHIBIT 23.1      CONSENT OF CROWE CHIZEK AND COMPANY LLC




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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Central Federal Corporation (Formerly Grand Central Financial Corp.) of our report dated February 19, 2003, on the consolidated statements of financial condition of Central Federal Corporation as of December 31, 2002 and 2001 and for the years then ended which report appears in the Annual Report on Form 10-KSB of Central Federal Corporation for the year ended December 31, 2002.




                                            /s/Crowe Chizek and Company LLC



Cleveland, Ohio
May 23, 2003